UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




        Date of Report (Date of Earliest Event Reported) January 27, 2005


                           VIKING CAPITAL GROUP, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


         Utah                            0-22744                  87-0442090
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(State or other jurisdiction    (Commission File Number)    (IRS Employer
 of incorporation)                                           Identification No.)


       Two Lincoln Centre, 5420 LBJ Freeway, Ste 300, Dallas, Texas 75240
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               (Address of Principal Executive Offices) (Zip Code)


                                 (972) 386-9996
                                 --------------
              (Registrant's telephone number, including area code)



          (Former Name or Former Address, if Changed Since Last Report)



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

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective January 27, 2005, pursuant to a CLASS "A" AND PREFERRED STOCK PURCHASE And CHANGE OF CONTROL AGREEMENT dated January 27, 2005, FITT, Inc., a Nevada corporation, purchased 20,000,000 Class A Common restricted shares of Registrant and 1,800,000 shares of Series 2001 Callable Preferred Stock ($10.00 per share) of Registrant with shares representing 60% of the common outstanding stock and any other outstanding stock of Brentwood Re, Ltd., a St. Kitts, West Indies reinsurance company. Brentwood Re., Ltd.'s primary business is reinsurance of property and casualty insurance risks. FITT, Inc. is an international insurance and financial holding company. The preferred shares, Series 2001 Callable Preferred, are callable at any time at a premium that increases by 2% each year to a maximum of a 6% premium. The preferred stock is convertible at any time to Class A Common stock at the rate of $5.00 per common share and there is no dividend or dividend accumulation. As further detailed in Item 5.01, this transaction may be considered a change in control.

Item 3.02 Unregistered Sales of Equity Securities

Effective with the above mentioned contract dated January 27, 2005, the Registrant sold 20,000,000 Class A Common restricted shares and 1,800,000 shares of Series 2001 Callable Preferred stock to FITT, Inc., a Nevada corporation. The preferred shares are convertible into Class A Common shares at any time at the rate of $5.00 per common share. In the transaction, the Registrant received shares representing 60% of the common outstanding stock and any other outstanding stock of Brentwood Re, Ltd., a St. Kitts, West Indies reinsurance company. The private transaction was conducted with an accredited investor under exemption from registration under the Securities Act pursuant to Section 4(2) and/or Regulation D, Rule 506 or other applicable exemptions.

Item 5.01 Changes in Control of Registrant

In connection with the January 27, 2005 sale of Class A Common and Preferred stock to FITT, Inc., a Nevada corporation, in exchange for 60% ownership of the common outstanding stock and any other outstanding stock of Brentwood Re, Ltd., a St. Kitts, West Indies reinsurance company, the Registrant may be considered to have had a change of control for several reasons. It is the common understanding and intent of the board of directors of Registrant and FITT, Inc. management that there has been a change of control of Viking Capital Group, Inc. that now rests with FITT, Inc. and its management. FITT, Inc. is now the single largest Class A Common stockholder with 20,000,000 shares representing approximately 24.3% ownership of Registrant, post transaction. Further, as part of the transaction, the past chairman, principal executive officer and principal financial officer, William J. Fossen, resigned from all executive and director positions of Registrant to allow FITT, Inc. executives to assume such positions. FITT, Inc. director and executive R. Steve Mills was appointed the Chairman and CEO of Registrant. FITT, Inc. executive Roger Kron was appointed Senior Vice President, Secretary, Treasurer and CFO of Registrant. Additionally, the Class B Common stock of the Registrant, which can elect a majority of the board of directors, currently owned by William J. Fossen, is under negotiation to be sold to R. Steve Mills or FITT, Inc. with the expectation that such voting rights will be controlled, through ownership or by contract, by FITT, Inc..


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

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 27, 2005, as part of the transaction with FITT, Inc.,  William
J. Fossen resigned as an officer and director of Registrant including, but not limited to, his positions as Chairman, CEO and CFO.

Effective January 30, 2005, R. Steve Mills was appointed as the Chairman and CEO of Registrant (principal executive officer). Mr. Mills, a director and executive of FITT, Inc., was appointed director of Registrant in connection with the FITT, Inc. transaction discussed above. At this time, it is not known to what committees of the board of directors, if any, Mr. Mills will be named.

Effective January 30, 2005, Roger Kron, also an executive of FITT, Inc., was appointed as senior vice president, secretary, treasurer and CFO of Registrant (principal financial officer).

Mr. Mills has served in many executive capacities in the insurance industries. His background includes over twenty years of success in sales recruiting, training and motivation, with the last 10 years focused on reinsurance treaty negotiation (national and international), product development as well as mergers and acquisitions. His experience with public companies, government relations and international business as well as being fluent in English, Spanish and German makes him an invaluable resource for globally expanding companies. From 1997 through 2000, Mr. Mills served as the Chairman and CEO of Surequest Systems, Inc. of Richardson, TX, a public company. Beginning in 2000 through today, Mr. Mills serves as Chairman of United Assurance Company S.A., Toronto, Ontario/Managua, Nicaragua. He is also currently an officer and director of FITT, Inc., an international insurance and financial holding company. No family relationships exist between Mr. Mills and any officers or directors of the Registrant. During the last two years, no reportable transactions were conducted between Mr. Mills and the Registrant. There is no employment agreement between Mr. Mills and the Registrant.

Mr. Kron's experience spans a broad range of areas including strategic planning, business plan development, political consulting, technical information documentation, logistical planning and management, information systems analysis and development and operations management. From 1998 - 2000 Mr. Kron was a consultant and management information systems administrator for Surequest Systems, Inc. and also served as vice president of Nicaraguan Development Group, Inc. from 2000 - 2004. Mr. Kron currently serves as vice president for Latin American Development Corporation and FITT, Inc., an international insurance and financial holding company. No family relationships exist between Mr. Kron and any officers or directors of the Registrant. During the last two years, no reportable transactions were conducted between Mr. Kron and the Registrant. There is no employment agreement between Mr. Kron and the Registrant.

Item 8.01 Other Events

The information set forth in the Registrant's news release dated January 31, 2005 (attached hereto as Exhibit 99) is incorporated herein by reference to such news release. The exhibit of this news release is not an indication or assessment of materiality, nor is it intended to constitute a representation that the information is not otherwise publicly available.

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

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired. At the time of the filing of this Report, it is impracticable for the Registrant to provide any of the financial statements for the acquired business required by Item 9.01 of Form 8-K promulgated by the Commission under the Securities and Exchange Act of 1934, as amended (the "Act"). Accordingly, the Registrant will file the required financial statements, if any, as soon as practicable, but not later than 71 days after the date of filing this report, which is April 14, 2005, as required by Item 9.01.

(b) Pro Forma Financial Information. At the time of the filing of this Report, it is impracticable for the Registrant to provide any of the pro forma financial information required by Item 9.01 of Form 8-K promulgated by the Commission under the Act. Accordingly, the Registrant will file the required financial statements as soon as practicable, but not later than 71 days after the date of filing this report, which is April 14, 2005, as required by Item 9.01.

(c)     Exhibits.

2.01 Class A Common stock and Preferred Stock Purchase and Change of Control Agreement (Registrant's sale of common and preferred stock and change in control in exchange for 60% ownership of Brentwood Re., Ltd.)
99.1 Press release dated January 31, 2005 announcing change in control and transaction for sale of common and preferred stock in exchange for 60% of Brentwood Re., Ltd.









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

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Viking Capital Group, Inc.


Date: February 2, 2005                  /s/ Roger Kron
                                        ----------------------------
                                        Roger Kron
                                        Sr. vice president, CFO, Secretary


















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